UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant:      X

Filed by a Party other than the Registrant:

Check the appropriate box:

  X

Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to Rule 240.14a-12

Advanced Cannabis Solutions, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  X

No fee required

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)

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(2)

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(3)

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(4)

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(5)

Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)

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(2)

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ADVANCED CANNABIS SOLUTIONS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2015 annual meeting of stockholders of Advanced Cannabis Solutions, Inc. (the “Company”) will be held at                 Denver, CO           , on the 20th day of April, 2015, beginning at __:00 P.M. local time. At the meeting, the holders of the Company’s outstanding common stock will act on the following matters:

(1)

The election of the two nominees named in the attached proxy statement as directors to be elected for the term provided herein and until their successors have been elected and qualified;

(2)

The approval, on an advisory basis, of the 2014 compensation of the Company’s named executive officers;

(3)

The resolution, on an advisory basis, on the frequency of the stockholders’ say on pay proposal;

(4)

The ratification of the appointment of Hartley Moore Accountancy Corporation as the Company’s independent registered certified public firm for fiscal 2015;

(5)

The approval of an amendment to the Company’s articles of incorporation to change the Company’s name to General Cannabis Corporation;

(6)

The approval and adoption of the Company’s 2014 Equity Incentive Plan; and

(7)

The transaction of any other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the attached proxy statement.  Stockholders of record at the close of business on __________, 2015 (the “Record Date”) are entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof.

All stockholders are cordially invited to attend the meeting in person.  Your vote is important regardless of the number of shares you own. Only record or beneficial owners of the Company’s common stock as of the Record Date may attend the meeting in person. When you arrive at the meeting, you must present photo identification, such as a driver’s license. Beneficial owners also must provide evidence of stock holdings as of the Record Date, such as a recent brokerage account or bank statement, along with a legal proxy issued by their broker or nominee authorizing the beneficial holders to vote, and a statement from the broker or nominee confirming that the shares have not yet been voted.

STOCKHOLDERS ARE URGED TO FILL IN, DATE, SIGN AND PROMPTLY RETURN

THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID ENVELOPE.

It is desirable that as many stockholders as possible be represented, in person or by proxy, at the meeting. Consequently, whether or not you now expect to be present, please execute and return the enclosed proxy card. You have the power to revoke your proxy card at any time before it is voted, and the giving of a proxy card will not affect your right to vote in person if you attend the meeting.

By Order of the Board of Directors,
/s/ Robert L. Frichtel
Robert L. Frichtel
Chief Executive Officer

Dated: March __, 2015

TABLE OF CONTENTS

ABOUT THE ANNUAL MEETING	1

PRINCIPAL STOCKHOLDERS	4

PROPOSAL NO. 1 ELECTION OF DIRECTORS	5

CORPORATE GOVERNANCE	6

EXECUTIVE OFFICERS	8

EXECUTIVE COMPENSATION	8

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	11

PROPOSAL NO. 2 ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION	12

PROPOSAL NO. 3 ADVISORY RESOLUTION ON SAY ON PAY	13

PROPOSAL NO. 4 THE RATIFICATION OF THE APPOINTMENT OF HARTLEY MOORE ACCOUNTANCY CORPORATION AS THE COMPANY’S INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2015	14

PROPOSAL NO. 5 APPROVAL OF CORPORATE NAME CHANGE	16

PROPOSAL NO. 6 APPROVAL AND ADOPTION OF 2015 EQUITY INCENTIVE PLAN	17

STOCKHOLDER PROPOSALS FOR THE 2016 MEETING	18

OTHER MATTERS	18

i

Advanced Cannabis Solutions, Inc.

6565 E. Evans Avenue

Denver, CO 80224

ANNUAL MEETING OF STOCKHOLDERS

To Be Held April 20, 2015

PROXY STATEMENT

The Board of Directors (the “Board”) of Advanced Cannabis Solutions, Inc. (the “Company”) is soliciting proxies from its stockholders to be used at the annual meeting of stockholders to be held at _____ Denver, CO _____, on the 20th day of April, 2015, beginning at __:00 P.M. local time, and at any postponements or adjournments thereof. This proxy statement contains information related to the annual meeting. This proxy statement and the accompanying form of proxy are first being sent to stockholders on or about March __, 2015.

ABOUT THE ANNUAL MEETING

Why did I receive these materials?

Our Board is soliciting proxies for the Company’s 2015 annual meeting of stockholders. You are receiving a proxy statement because you owned shares of our common stock on March 3, 2015 (the “Record Date”) and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, our Board, the compensation of Directors and Executive Officers and other information that the Securities and Exchange Commission requires us to provide annually to our stockholders.

Who is entitled to vote at the meeting?

Holders of common stock as of the close of business on the Record Date will receive notice of, and be eligible to vote at, the annual meeting and at any adjournment or postponement of the annual meeting. At the close of business on the Record Date, we had outstanding and entitled to vote 13,313,002 shares of common stock.

How many votes do I have?

Each outstanding share of our common stock you owned as of the Record Date will be entitled to one vote for each matter considered at the meeting. There is no cumulative voting.

Who can attend the meeting?

Only persons with evidence of stock ownership as of the Record Date or who are invited guests of the Company may attend and be admitted to the annual meeting of the stockholders. Stockholders with evidence of stock ownership as of the Record Date may be accompanied by one guest. Photo identification may be required (a valid driver’s license, state identification or passport). If a stockholder’s shares are registered in the name of a broker, trust, bank or other nominee, the stockholder must bring a proxy or a letter from that broker, trust, bank or other nominee or their most recent brokerage account statement that confirms that the stockholder was a beneficial owner of shares of stock of the Company as of the Record Date. Since seating is limited, admission to the meeting will be on a first-come, first-served basis.

Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the voting power of common stock issued and outstanding on the Record Date will constitute a quorum, permitting the conduct of business at the meeting. Proxies received but marked as abstentions or broker non-votes, if any, will be included in the calculation of the number of votes considered to be present at the meeting for purposes of a quorum.

How do I vote?

If you are a holder of record (that is, your shares are registered in your own name with our transfer agent), you can vote either in person at the annual meeting or by proxy without attending the annual meeting. We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting.

Each stockholder receiving proxy materials by mail may vote by proxy by using the accompanying proxy card. When you return a proxy card that is properly signed and completed, the shares represented by your proxy will be voted as you specify on the proxy card.

If you hold your shares in “street name,” you must either direct the bank, broker or other record holder of your shares as to how to vote your shares, or obtain a proxy from the bank, broker or other record holder to vote at the meeting. Please refer to the voter instruction cards used by your bank, broker or other record holder for specific instructions on methods of voting, including by telephone or by using the Internet.

Your shares will be voted as you indicate. If you return the proxy card but you do not indicate your voting preferences, then your shares will not be voted with respect to any proposal. The Board and management do not intend to present any matters at this time at the annual meeting other than those outlined in the notice of the annual meeting. Should any other matter requiring a vote of stockholders arise, stockholders returning the proxy card confer upon the individuals designated as proxy’s discretionary authority to vote the shares represented by such proxy on any such other matter in accordance with their best judgment.

Can I change my vote?

Yes. If you are a stockholder of record, you may revoke or change your vote at any time before the proxy is exercised by filing a notice of revocation with us or by mailing a proxy bearing a later date or by attending the annual meeting and voting in person. For shares you hold beneficially in “street name,” you may change your vote by submitting new voting instructions to your bank, broker, other record holder of your shares or other nominee or, if you have obtained a legal proxy from your bank, broker, other record holder of your shares or other nominee giving you the right to vote your shares, by attending the meeting and voting in person. In either case, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board and will pay all expenses associated with this solicitation. In addition to mailing these proxy materials, certain of our officers and other employees may, without compensation other than their regular compensation, solicit proxies through further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of our stock and to obtain proxies.

Will stockholders be asked to vote on any other matters?

To the knowledge of the Company and its management, stockholders will vote only on the matters described in this proxy statement. However, if any other matters properly come before the meeting, the persons named as proxies for stockholders will vote on those matters in the manner they consider appropriate.

What vote is required to approve each item?

The two nominees receiving the highest vote totals of the eligible shares of our common stock will be elected as our directors. The approval of the advisory resolutions on executive compensation, on changing the name of the Company and the ratification of the appointment of Hartley Moore Accountancy Corporation require the affirmative vote of the majority of the votes present, in person or by proxy, and entitled to vote at the meeting.

How are votes counted?

With regard to the election of directors, votes may be cast in favor or withheld and votes that are withheld will be excluded entirely from the vote and will have no effect. You may not cumulate your votes for the election of directors.

For the other proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions are considered to be present and entitled to vote at the meeting and, therefore, will have the effect of a vote against each of the proposals.

If you hold your shares in “street name,” the Company has supplied copies of its proxy materials for its 2015 annual meeting of stockholders to the broker, bank or other nominee holding your shares of record and they have the responsibility to send these proxy materials to you. Your broker, bank or other nominee that have not received voting instructions from their clients may not vote on any proposal other than the appointment of Hartley Moore Accountancy Corporation. These so-called “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval of any of the proposals and will have no effect on the outcome of any of the proposals other than the approval of the amendment to our bylaws to provide for a classified board of directors. Your broker, bank or other nominee is permitted to vote your shares on the appointment of Hartley Moore Accountancy Corporation as our independent auditor without receiving voting instructions from you.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote your shares applicable to each proxy card and voting instruction card that you receive.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of March __, 2015: (i) by each of our directors, (ii) by each of the Named Executive Officers, (iii) by all of our executive officers and directors as a group, and (iv) by each person or entity known by us to beneficially own more than five percent (5%) of any class of our outstanding shares. As of March 3, 2015, there were 13,324,921 shares of our common stock outstanding.

Name and Address	Number of Shares	Percentage of Class
Executive Officers and Directors:
Michael Feinsod (1)(3)	200,000	1.50%

Robert L. Frichtel (1)(4)	1,000,000	7.50%

Christopher Taylor (1)(6)	100,000	0.75%

All officers and directors as a group (four persons)	1,300,000	9.76%

Beneficial Owners of More than Five Percent:
BGBW, LLC (2)	2,500,000	18.76%
1624 Washington Street
Denver, CO 80203

The List Consulting LLC (5)	1,150,000	8.63%
GTC House
18 Station Rd.
Chesham Bucks HP5 1DH
GB

(1)

Address for this person is 6565 E. Evans Avenue, Denver, Colorado  80224.

(2)

Derived from definitive proxy statement filed with the SEC on September 17, 2013. BGBW, LLC is controlled by Michael Kelsey.

(3)

Includes 200,000 shares owned by Infinity Capital, LLC. Michael Feinsod, as Managing Member of Infinity Capital, LLC, may be deemed to be the beneficial owner of such shares. Derived from a Form 4 filed with the SEC on August 5, 2014.

(4)

Derived from a Schedule 13D filed with the SEC on September 2, 2014.

(5)

Derived from a share exchange agreement between the Company and Promap filed with the SEC on August 16, 2013 and Schedule 14f-1 filed with the SEC on August 16, 2013. Mr. Lopesino resigned as an officer of the Company on October 29, 2014, and his address is _______________.  Shares are held of record by The List Consulting LLC, an entity controlled by Mr. Lopesino.

(6)

Derived from a Form 4 filed with the SEC on September 24, 2013.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of the our common stock and other equity securities, on Form 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish our company with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of such reports received by us, and on written representations by our officers and directors regarding their compliance with the applicable reporting requirements under Section 16(a) of the Exchange Act, we believe that, with respect to the fiscal year ended December 31, 2014, our officers and directors, and all of the persons known to us to own more than 10% of our common stock, filed all required reports on a timely basis, except for Stephen G. Calandrella.  Please see the Current Report on Form 8-K we filed with the SEC on December 8, 2014 regarding our settlement with Mr. Calandrella, among other things, relating to Mr. Calandrella’s failure to timely file (and/or furnish to the Company) copies of his required Section 16(a) reports.

PROPOSAL NO. 1

 ELECTION OF DIRECTORS

General

The number of authorized directors as of the date of this proxy statement is two (2). All of the nominees have indicated to the Company that they will be available to continue to serve as directors. If any nominee named herein for election as a director should for any reason become unavailable to serve prior to the annual meeting, the Board may, prior to the annual meeting, (i) reduce the size of the Board to eliminate the position for which that person was nominated, (ii) nominate a new candidate in place of such person or (iii) leave the position vacant to be filled at a later time. Directors elected at the 2015 annual meeting will hold office for a one year term expiring at the annual meeting in 2016 and until their respective successors are elected and qualified, or until their earlier death, resignation or removal. All of the nominees are currently directors of the Company. The experience, qualifications, attributes and skills that led to the conclusion that the persons should serve as a director of our Company are described below in each director nominee’s biography.

Director Nominees

Robert L.  Frichtel was appointed a director and as our Chief Executive Officer on August 14, 2013.  Mr. Frichtel served as a managing partner of IBC Capital Group, a commercial real estate and finance company, since 2002.  Between 1999 and 2001, Mr. Frichtel was the president and Chief Operating Officer of EOS Group, a division of Health Net, a NYSE listed healthcare company.  Since 2001, Mr. Frichtel has consulted for numerous clients throughout the nation that are engaged in the medical marijuana business and has written articles for Bloomberg business regarding the cannabis industry.  Mr. Frichtel received a Bachelor of Science degree in business administration from Colorado State University in 1985.

Michael Feinsod was appointed as a member of our Board and as Executive Chairman of our Board on August 4, 2014.  Mr. Feinsod is the Managing Member of Infinity Capital, LLC, an investment management company he founded in 1999.  From 2006 through 2013, he served in various executive positions at Ameritrans Capital Corporation, a business development company.  Mr. Feinsod served as a director of Ameritrans Capital from December 2005 until July 2013 and served as a director of its subsidiary, Elk Associates Funding Corporation, from December 2005 until April 2013.  In April 2013, in connection with a settlement agreement with the United States Small Business Administration, Mr. Feinsod was appointed as the receiver of Elk Associates Funding Corporation. Mr. Feinsod served as an investment analyst and portfolio manager at Mark Boyar & Company, Inc., a broker-dealer.  He is admitted to practice law in New York and served as an associate in the Corporate Law Department of Paul, Hastings, Janofsky & Walker LLP.  Mr. Feinsod holds a J.D. from Fordham University School of Law and a B.A. from George Washington University.

Our Board of Directors recommends a vote FOR each of the Director nominees listed above.

CORPORATE GOVERNANCE

Board Composition

Directors currently hold office for one year or until the earlier of their death, resignation, removal or until their successors have been duly elected and qualified. There are no family relationships among our Directors. Our bylaws provide that the number of members of our Board of Directors may be changed from time to time by resolutions adopted by the Board of Directors and/or the stockholders. Our Board of Directors currently consists of two members.

Board Leadership Structure

Our Board does not have a policy on whether the same person should serve as both the Chief Executive Officer and Chairman of the Board or, if the roles are separate, whether the Chairman should be selected from the non-employee directors or should be an employee. Our Board believes that it should have the flexibility to periodically determine the leadership structure that it believes is best for the Company.

Board Role in Risk Oversight

Risk is inherent with every business and we face a number of risks. Management is responsible for the day-to-day management of risks we face, while our Board of Directors is responsible for overseeing our management and operations, including overseeing its risk assessment and risk management functions.

Number of Meetings of the Board of Directors

The Board held 8 meetings during 2014. Directors are expected to attend Board meetings and to spend time needed to meet as frequently as necessary to properly discharge their responsibilities. Each active director attended at least 75% of the aggregate number of meetings of the Board during 2014, except for Michael Feinsod, who was elected on August 4, 2014.

Attendance at Annual Meetings of the Stockholders

The Company has no policy requiring Directors and Director Nominees to attend its annual meeting of stockholders; however, all Directors and Director Nominees are encouraged to attend.

Director Independence

Mr. Michael Feinsod is considered as an “independent” director under the applicable definition of the listing standards of the NASDAQ Capital Market (“NASDAQ”).

Stockholder Communications

Stockholders may send communications to the Company's directors as a group or individually, by writing to those individuals or the group: c/o the Chief Executive Officer c/o General Cannabis Corporation (f/k/a Advanced Cannabis Solutions, Inc.), 6565 E. Evans Avenue, Denver, CO 80224. The Chief Executive Officer will review all correspondence received and will forward all correspondence that is relevant to the duties and responsibilities of the Board of Directors of the Company or the business of the Company to the intended director(s). Examples of inappropriate communication include business solicitations, advertising and communication that is frivolous in nature, relates to routine business matters (such as product inquiries, complaints or suggestions), or raises grievances that are personal to the person submitting the communication. Upon request, any director may review communication that is not forwarded to the directors pursuant to this policy.

Committees of the Board of Directors

Our Board of Directors has established one standing committee: a compensation committee, which is described below.  We are in the process of creating a nominating and corporate governance committee and an audit committee, as well as identifying an audit committee financial expert.  Members of our compensation committee are elected annually at the regular board meeting held in conjunction with the annual stockholders' meeting. The charter of each committee (as applicable) is available on our website at www.advcannabis.com.

Compensation Committee

The Compensation Committee oversees our executive compensation and recommends various incentives for key employees to encourage and reward increased corporate financial performance, productivity and innovation.  The Compensation Committee is responsible for: (a) assisting our Board in fulfilling its fiduciary duties with respect to the oversight of the Company’s compensation plans, policies and programs, including assessing our overall compensation structure, reviewing all executive compensation programs, incentive compensation plans and equity-based plans, and determining executive compensation; and (b) reviewing the adequacy of the Compensation Committee charter on an annual basis.

Compensation Committee Interlocks and Insider Participation

Robert Frichtel, historically our only director until August 2014, acted as our Compensation Committee. During the year ended December 31, 2014 none of our officers was a member of the Compensation Committee or a director of another entity, which other entity had one of its executive officers serving as one of our directors or as a member of our Compensation Committee.

Director Compensation

During the two years ended December 31, 2013, we did not compensate our directors for acting as such. On August 4, 2014, in consideration for serving as Executive Chairman and member of our Board, and pursuant to the terms of the Executive of Board and Director Agreement between the Company and Michael Feinsod (the “Feinsod Agreement”), we approved the issuance of 200,000 shares of our common stock to Infinity Capital, LLC (an entity controlled by Mr. Feinsod) upon execution of the Feinsod Agreement.  We also approved the terms of the Feinsod Agreement that require: (i) the issuance of 1,000,000 shares of common stock to Infinity Capital, LLC upon the uplisting of the our common stock, (ii) the issuance of 150,000 shares of common stock to Infinity Capital, LLC on August 4, 2015 provided that Mr. Feinsod remains a member of our Board on that date, and (iii) the issuance of 150,000 shares of common stock to Infinity Capital, LLC on August 4, 2016 provided that Mr. Feinsod remains a member of our Board on that date.  In addition, the Feinsod Agreement requires the issuance of a number of shares of common stock to Infinity Capital, LLC equal to 10% of any new issuance not to exceed 600,000 shares of common stock in the aggregate during the time that Mr. Feinsod remains a member of our Board (the “New Issuance Allowance”).  Under the terms of the Feinsod Agreement, the New Issuance Allowance will not be triggered upon issuances relating to convertible securities existing as of the date hereof.  For illustrative purposes, if the Company issues 7,000,000 new shares of common stock, then the New Issuance Allowance issued to Infinity Capital, LLC would be capped at 600,000 shares of common stock pursuant to the terms of the Feinsod Agreement.

EXECUTIVE OFFICERS

Certain information regarding our Executive Officers is provided below:

Name	Age	Position
Robert L. Frichtel	51	Chief Executive Officer and Director
Brian J. Kozel	38	Vice President-Finance, Chief Financial and Accounting Officer
Christopher Taylor	61	Vice President

For information with respect to Robert L. Frichtel, please see the information about the members of our Board on the preceding pages. There are no family relationships among our Directors or Executive Officers.

Brian J. Kozel was appointed to serve as the Company’s Vice President - Finance and Chief Financial Officer, pursuant to an independent contractor agreement, on October 24, 2014. Mr. Kozel is currently a private consultant providing SEC and financial advice to clients in a variety of industries, primarily, through his firm, Satellite Accounting Services, LLC.  Since 2011, he has also been Compliance Director for Aspire XBRL, a start-up firm specializing in solutions-based XBRL and SEC/EDGAR servicing and reporting. From 2010 to 2011, Mr. Kozel was an XBRL subject matter expert with Rivet Software, a developer, provider and servicer of proprietary financial reporting solutions. From 1998 to 2008, Mr. Kozel was a staff accountant, director and senior manager with KPMG, LLP. Since 2011, Mr. Kozel, as a volunteer, has served as Treasurer and Finance Committee Chair of Aging Service of Boulder County, a charitable organization.  Mr. Kozel, a certified public accountant, received a BS, Accounting degree from Bucknell University and was an MBA candidate at IUPUI, Kelly School of Business. In consideration for his services, Mr. Kozel will be (i) paid at an hourly rate approved by the Board and (ii) reimbursed for reasonable out-of-pocket expenses incurred by him in performing his services.

Christopher Taylor was appointed as our Chief Financial and Accounting Officer on September 23, 2013.  Mr. Taylor is a Certified Public Accountant and has operated his own public accounting practice since July of 2001.  Since 2010, Mr. Taylor has provided accounting services to approximately 50 marijuana dispensary clients in Colorado and Washington.

EXECUTIVE COMPENSATION

Compensation Policies and Practices and Risk Management

The Board considers, in establishing and reviewing our compensation philosophy and programs, whether such programs encourage unnecessary or excessive risk taking. Base salaries are fixed in amount and consequently the Board does not see them as encouraging risk taking. We also provide named executive officers and other senior managers with long-term equity awards to help further align their interests with our interests and those of our stockholders. The Board believes that these awards do not encourage unnecessary or excessive risk taking since the awards are generally provided at the beginning of an employee's tenure or at various intervals to award achievements or provide additional incentive to build long-term value and are subject to vesting schedules to help ensure that executives and senior managers have significant value tied to our long-term corporate success and performance.

The Board believes that our compensation philosophy and programs encourage employees to strive to achieve both short- and long-term goals that are important to our success and building stockholder value, without promoting unnecessary or excessive risk taking. The Board has concluded that our compensation philosophy and practices are not reasonably likely to have a material adverse effect on us.

In addition, our Compensation Committee undertakes such analyses and makes such determinations. In addition, the Compensation Committee makes decisions regarding the levels of compensation for each of our executive officers.

The following table sets forth all compensation paid in respect of the Company’s Chief Executive Officer (“CEO”) and its Executive Chairman and the two (2) most highly compensated executive officers other than the CEO and Executive Chairman who received compensation in excess of $100,000 per year for each of the years ended December 31, 2014 and 2013:

Name and Principal Position	Year	Salary $	Bonus $	Stock Awards $	Option Awards $	All Other Compensation $	Total $
Robert Frichtel,	2014	108,000	--	--	--	--	108,000
Chief Executive Officer (1)	2013	49,118	--	--	--	--	49,118

Michael Feinsod	2014	--	--	884,000	--	--	884,000
Executive Chairman of the Board (6)

Roberto Lopesino,	2014	90,000	--	--	--	--	90,000
Vice President (5)	2013	31,500	--	--	--	--	31,500

Christopher Taylor,	2014	108,000	--	--	--	--	108,000
Chief Financial Officer (2)	2013	15,398	--	--	--	--	15,398

Brian Kozel,	2014	25,450	--	--	--	--	25,450
Chief Financial Officer

Steven Tedesco,	2013	--	--	--	--	--	--
President and Chief Executive Officer (3)

Robert W. Carington, Jr.,	2013	--	--	--	--	--	--
Chief Financial Officer (4)

(1)   Mr. Frichtel was appointed an officer on August 14, 2013.

(2)   Mr. Taylor was appointed an officer on September 23, 2013. On October 27, 2014, Mr. Taylor resigned from his position as Chief Financial Officer of the Company, and transitioned to the position of Vice President - Business Development.

(3)   Mr. Tedesco resigned as an officer and director on August 14, 2013.

(4)   Mr. Carrington resigned as an officer and director on August 14, 2013.

(5)   Mr. Lopesino resigned as an officer on October 29, 2014.

(6)   Mr. Feinsod was appointed the Executive Chairman of the Board on August 4, 2014. As such, the Company issued 200,000 shares of common stock to Infinity Capital, LLC., an entity controlled by Mr. Feinsod.

The following shows the amounts we paid our officers during the twelve months ending December 31, 2014 and the amount of time these persons expect to devote to us.

Name	Compensation	Percent of Time to be Devoted to the Our Business
Robert L. Frichtel	$108,000	100%
Roberto Lopesino (1)	$90,000	100%
Christopher Taylor (2)	$108,000	100%
Brian Kozel (3)	$25,450	60%

(1)   On October 29, 2014, Mr. Lopesino resigned from the Company.

(2)   On October 27, 2014, Mr. Taylor resigned from his position as Chief Financial Officer of the Company, and transitioned to the position - Vice President of Business Development.

(3)   Mr. Kozel was appointed as an officer on October 27, 2014.

Outstanding Equity Awards at 2014 Fiscal Year-End

Long-Term Incentive Plans

On October 29, 2014, the Board authorized the adoption of the Company’s 2014 Equity Incentive Plan (the “Plan”), which, subject to stockholder approval pursuant to proposal number 6, below, is designed to provide an additional incentive to executives, employees, directors and key consultants, aligning the long term interests of participants in the Plan with those of the Company and the Company’s stockholders. The Plan provides that up to 10 million shares of the Company’s common stock may be issued under the Plan.

Stock Option and Stock Bonus Plans

On October 29, 2014, the Board granted certain Plan participants an aggregate of 175,000 non-qualified options to purchase shares of the Company’s common stock pursuant to the Plan. The exercise price of the options is $3.70 per share and the options expire three years from the date of issuance. Although the options vested immediately upon being granted, the Plan has not yet been adopted by the Company’s stockholders, so the options will be exercisable only upon approval of the Plan by the Company’s stockholders (please see proposal number 6, below). If stockholder approval of the Plan is not obtained, the options will be cancelled and deemed void.

On December 1, 2014, the Board granted a certain Plan participant an aggregate of 25,000 non-qualified options to purchase shares of the Company’s common stock pursuant to the Plan. The exercise price of the options is $1.98 per share and the options expire three years from the date of issuance. Although the options vested immediately upon being granted, the Plan has not yet been adopted by the Company’s stockholders, so the options will be exercisable only upon approval of the Plan by the Company’s stockholders (please see proposal number 6, below). If stockholder approval of the Plan is not obtained, the options will be cancelled and deemed void.

Employee Pension, Profit Sharing or other Retirement Plans

We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

Agreements with Executive Officers

We do not have employment agreements with any of our officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 30, 2013, we sold 1,000,000 shares of our common stock to Robert L. Frichtel and 1,150,000 shares of our common stock to Roberto Lopesino at a price of $0.001 per share.  On June 30, 2013, we also sold 10,250,000 shares of our common stock to an unaffiliated group of private investors at a price of $0.001 per share.  On August 14, 2013, our shareholders exchanged 12,400,000 shares in Promap Corporation for 12,400,000 shares of our common stock.

Subsequently, one unaffiliated person that received 2,000,000 shares in August 2013 transferred 100,000 shares to Christopher Taylor and 150,000 to another non-affiliated shareholder.  The remaining 1,750,000 shares held by this person were returned to treasury and cancelled.

During the two years ended December 31, 2013, we did not compensate our directors for acting as such. On August 4, 2014, in consideration for serving as Executive Chairman and member of our Board, and pursuant to the terms of the Feinsod Agreement, we approved the issuance of 200,000 shares of our common stock to Infinity Capital, LLC (an entity controlled by Mr. Feinsod) upon execution of the Feinsod Agreement.  We also approved the terms of the Feinsod Agreement that require: (i) the issuance of 1,000,000 shares of common stock to Infinity Capital, LLC upon the uplisting of the our common stock, (ii) the issuance of 150,000 shares of common stock to Infinity Capital, LLC on August 4, 2015 provided that Mr. Feinsod remains a member of our Board on that date, and (iii) the issuance of 150,000 shares of common stock to Infinity Capital, LLC on August 4, 2016 provided that Mr. Feinsod remains a member of our Board on that date.  In addition, the Feinsod Agreement requires the New Issue Allowance.  Under the terms of the Feinsod Agreement, the New Issuance Allowance will not be triggered upon issuances relating to convertible securities existing as of the date hereof.  For illustrative purposes, if the Company issues 7,000,000 new shares of common stock, then the New Issuance Allowance issued to Infinity Capital, LLC would be capped at 600,000 shares of common stock pursuant to the terms of the Feinsod Agreement.

PROPOSAL NO. 2

 ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

We are asking stockholders to approve an advisory resolution on the Company's 2014 executive compensation as reported in this proxy statement. As described in this proxy statement, our compensation policies and determinations, including those made for fiscal year 2014, have been the product of discussions between our entire Board. Our Compensation Committee will make all compensation decisions regarding executive compensation in future periods. Accordingly, the compensation paid to our named executive officers for fiscal year 2014 is not necessarily indicative of how we will compensate our named executive officers in the future.

We urge stockholders to read the "Executive Compensation" section beginning on page __ of this proxy statement, as well as the Summary Compensation Table and other related compensation tables and narrative in this proxy statement, which provide detailed information on the compensation of our named executive officers.

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the 2014 compensation of the Company's named executive officers disclosed in the Executive Compensation section and the related compensation tables, notes and narrative in the Proxy Statement for the Company's 2015 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the board of directors. Although non-binding, the board will review and consider the voting results when making future decisions regarding our executive compensation program.

Our Board of Directors recommends that a vote FOR the approval of the advisory resolution on executive compensation.

PROPOSAL NO. 3

ADVISORY RESOLUTION ON THE FREQUENCY OF THE STOCKHOLDERS’ SAY ON PAY

We are including in this proxy statement a separate non-binding stockholder vote to advise on whether the say-on-pay vote should occur every one, two or three years. You have the option to vote for any one of the three options, or to abstain on the matter.

The Board has determined that an advisory vote on executive compensation every three years is the best approach for the Company based on a number of considerations, including the following:

•

Our compensation program is designed to induce performance over a multi-year period. A vote held every three years would be more consistent with, and provide better input on, our long-term compensation, which constitutes a significant portion of the compensation of our named executive officers;

•

A three-year vote cycle gives the Board sufficient time to thoughtfully consider the results of the advisory vote and to implement any desired changes to our executive compensation policies and procedures; and

•

A three-year cycle will provide stockholders sufficient time to evaluate the effectiveness of our short- and long-term compensation strategies and the related business outcomes of the Company.

Required Vote

Although the vote is non-binding, our Board and the Compensation Committee will take into account the outcome of the vote when making future decisions about the Company’s executive compensation policies and procedures. The Company’s stockholders also have the opportunity to provide additional feedback on important matters involving executive compensation even in years when say-on-pay votes do not occur. For example, as discussed under “Stockholder Communications”, the Company provides stockholders an opportunity to communicate directly with the Board, including on issues of executive compensation.

Our Board of Directors recommends a vote to conduct an advisory vote on executive compensation every three (3) years.

PROPOSAL NO. 4

THE RATIFICATION OF THE APPOINTMENT OF HARTLEY MOORE ACCOUNTANCY CORPORATION AS

 THE COMPANY’S INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FOR

FISCAL YEAR 2015

The Board of Directors has appointed Hartley Moore Accountancy Corporation (“HMA”) as our independent registered certified public accounting firm for the fiscal year 2015 and has further directed that the selection of HMA be submitted to a vote of stockholders at the annual meeting for ratification.

As described below, the stockholder vote is not binding on the Board. If the appointment of HMA is not ratified, the Board will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement, but may ultimately determine to continue the engagement of the firm or another audit firm without re-submitting the matter to stockholders. Even if the appointment of HMA is ratified, the Board may in its sole discretion terminate the engagement of the firm and direct the appointment of another independent auditor at any time during the year if it determines that such an appointment would be in the best interests of our Company and our stockholders.

Representatives of HMA are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Our Board of Directors recommends a vote FOR the ratification of the appointment of HMA as our independent registered certified public accounting firm for the year 2015. If the appointment is not ratified, our Board will consider whether it should select another independent registered certified public accounting firm.

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

Cutler and Co., LLC (“Cutler”) served as our independent auditors for the fiscal year ended December 31, 2013.  On July 9, 2014, we accepted the resignation of Cutler as our independent registered public accounting firm. Cutler’s resignation was effective immediately and the Company appointed HMA as its new independent registered public accounting firm.

The report of Cutler on our financial statements for the period of June 5, 2013 (inception) to December 31, 2013 (the “Fiscal Period”) did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the report was qualified as to the Company’s ability to continue as a going concern.

During the Fiscal Period ended December 31, 2013 and through the interim period ended July 9, 2014, there were no disagreements with Cutler on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Cutler, would have caused it to make reference to the matter in connection with its reports.

During the Fiscal Period ended December 31, 2013 and the subsequent interim period through July 9, 2014, we did not consult with HMA regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements or (ii) any matter that was either the subject of a disagreement or a reportable event identified in response to (a)(1)(v) of Item 304 of Regulation S-K.

The following is a summary of the fees billed to the Company for professional services rendered for the fiscal years ended December 31, 2014 and 2013. The fees for the year ended December 31, 2013 were billed by Cutler, and the fees for the year ended December 31, 2014 were billed by both Cutler and HMA.

	Fiscal Year 2013	Fiscal Year 2014
Audit fees – Cutler	$2,500	$12,000
Audit related fees – Cutler	–	3,000
Tax fees – Cutler	–	–
Total	$2,500	$15,000

	Fiscal Year 2013	Fiscal Year 2014
Audit fees – HMA	$–	$29,500
Audit related fees – HMA	–	–
Tax fees – HMA	–	–
Total	$–	$29,500

Audit fees consist of fees billed for services rendered for the audit of our financial statements and review of our financial statements included in our quarterly reports on Form 10–Q.

Tax fees consist of fees billed for professional services related to the preparation of our U.S. federal and state income tax returns and tax advice.

The Board pre–approved all audit–related fees. After considering the provision of services encompassed within the above disclosures about fees, the Board has determined that the provision of such services is compatible with maintaining HMA’s independence.

Pre–approval policy of services performed by independent registered public accounting firm

The Board’s policy is to pre–approve all audit and non–audit related services, tax services and other services. Pre–approval is generally provided for up to one year, and any pre–approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Board has delegated the pre–approval authority to its CEO when expedition of services is necessary. The Company’s independent registered public accounting firm and its management are required to periodically report to the Board regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre–approval and the fees for the services performed to date.

Our Board approved all services that our independent accountants provided to us in the past two fiscal years.

PROPOSAL NO. 5

CORPORATE NAME CHANGE

Our Board of Directors has approved, subject to shareholder approval, an amendment to our Articles of Incorporation to change the name of the Company from Advanced Cannabis Solutions, Inc. to General Cannabis Corporation.  The form of the amendment to the Articles of Incorporation to be filed with the Secretary of State of the State of Colorado is set forth as Annex A to this proxy statement.

Our Board of Directors recommends that a vote FOR the approval of the corporate name change to General Cannabis Corporation.

PROPOSAL NO. 6

THE ADVANCED CANNABIS SOLUTIONS, INC. 2014 EQUITY INCENTVE PLAN

Overview

Our Board believes that granting equity-based awards is crucial in promoting short and long-term financial growth and stability, thereby enhancing shareholder value.  Pursuant to a meeting of the Board held on October 29, 2014, the Board reviewed and adopted the 2014 Equity Incentive Award Plan (the “Plan”) to award stock options to our directors, officers, employees and consultants.  The form of the Plan is set forth as Annex B to this proxy statement.

Additionally, to allow for awards under the Plan to qualify as tax-deductible performance-based compensation under Section 162(m) of the Internal Revenue Code, we are asking shareholders to approve the material terms of the Plan, however, there can be no guarantee that awards granted under the Plan will be treated as qualified performance-based compensation under Section 162(m).

Reasons to Approve the Plan

The Board recommends that shareholders approve and adopt the Plan for the following reasons:

•

The Company has created a compensation philosophy and practice intended to reinforce strong and sustainable financial performance, operational discipline and shareholder value creation, and the Plan is an integral tool in executing and thusly reinforcing the Company’s philosophies and practices.

•

Compensation levels have been reasonable and aligned with performance.

•

The mix of cash and equity-based compensation has been appropriate.

•

Equity-based awards are a key component of our compensation program and a prevalent feature of our competitors’ compensation practices.

•

Equity-based awards may granted in lieu of cash as a significant and integral part of executive compensation and as a mechanism to deliver longer-term incentives, which supports our philosophy and practice, while simultaneously aligning employee and shareholder interests.

Our Board of Directors recommends that a vote FOR the approval and adoption of the Plan.

STOCKHOLDER PROPOSALS FOR THE 2016 MEETING

Our bylaws provide that, for matters to be properly brought before an annual meeting, business must be either (i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the annual meeting by a stockholder.

Stockholder proposals intended for inclusion in our proxy statement relating to the next annual meeting in 2016 must be received by us no later than December 21, 2015. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC.

Notice to us of a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 also will be considered untimely if received at our principal executive offices other than during the time period set forth below and will not be placed on the agenda for the meeting. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to us. To be timely, a stockholder’s notice must be delivered to us at our principal executive offices not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by us.

OTHER MATTERS

The Board knows of no matter to be brought before the annual meeting other than the matters identified in this proxy statement. However, if any other matter properly comes before the annual meeting or any adjournment of the meeting, it is the intention of the persons named in the proxy solicited by the Board to vote the shares represented by them in accordance with their best judgment.

Annex A

[Insert CO Articles of Amendment Here]

Annex B

[Insert 2014 Plan Here]

ANNUAL MEETING OF STOCKHOLDERS

OF

ADVANCED CANNABIS, INC.

APRIL 20, 2015

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 2, 3, 4, 5 AND
“FOR ALL NOMINEES” IN PROPOSAL 1.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting of stockholders. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 2, 3, 4, 5 and FOR ALL NOMINEES in Proposal 1.

1. ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS TO SERVE A ONE-YEAR TERM AND UNTIL THEIR SUCCESSORS HAVE BEEN ELECTED AND QUALIFIED:

FOR ALL NOMINEES

WITHHOLD AUTHORITY FOR ALL NOMINEES ☐

FOR ALL EXCEPT

(See instructions below)

☐ Michael Feinsod

☐ Robert L. Frichtell

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold.

2. ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION FOR FISCAL YEAR 2014:

RESOLVED, that the stockholders of Advanced Cannabis Solutions, Inc. (the “Company”) approve, on an advisory basis, the 2014 compensation of the Company's named executive officers disclosed in the Executive Compensation section and the related compensation tables, notes and narrative in the Proxy Statement for the Company's 2015 annual meeting of stockholders.

FOR ☐        AGAINST ☐        ABSTAIN ☐

3. ADVISORY RESOLUTION ON THE FREQUENCY OF THE STOCKHOLDERS’ SAY ON PAY PROPOSAL.

1 YEAR ☐         2 YEARS ☐         3 YEARS ☐  ABSTAIN ☐

4. RATIFICATION OF APPOINTMENT OF HARTLEY MOORE ACCOUNTANCY CORPORATION AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2015:

FOR ☐        AGAINST ☐        ABSTAIN ☐

 5. APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY:

FOR ☐        AGAINST ☐        ABSTAIN ☐

 6. APPROVAL AND ADOPTION OF THE COMPANY’S 2014 EQUITY INCENTIVE PLAN:

FOR ☐        AGAINST ☐        ABSTAIN ☐

Proxy for Annual Meeting of Stockholders on April 20, 2015

Solicited on Behalf of the Board of Directors of Advanced Cannabis Solutions

The undersigned hereby appoints Michael Feinsod and Robert L. Frichtell, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of common stock which the undersigned would be entitled to vote if personally present and acting at the annual meeting of stockholders of Advanced Cannabis Solutions, Inc. to be held at ___________ Denver, CO _______, on the 20th day of April, 2015.

To change the address on your account, please check the box at right and indicate your new address in the address space on this Proxy Card. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature	Date	Signature (Joint Owners)	Date